EXHIBIT 10.96

THIRD AMENDMENT TO

FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

THIS THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”), dated as of August 27, 2013, is by and among ROYAL HAWAIIAN ORCHARDS, L.P., a Delaware limited partnership formerly known as ML MACADAMIA ORCHARDS, L.P., and ROYAL HAWAIIAN RESOURCES, INC., a Hawaii corporation formerly known as ML RESOURCES, INC. (collectively, “Borrower”), and AMERICAN AGCREDIT, PCA (“Lender”) with respect to the following facts:

RECITALS

A.            Borrower and Lender entered into a Fourth Amended and Restated Credit Agreement dated as of July 15, 2010 providing Borrower with certain financial accommodations (the “Original Agreement”).  The Original Agreement was amended by that First Amendment to Fourth Amended and Restated Credit Agreement dated March 7, 2011 (the “First Amendment”) and that Second Amendment to Fourth Amended and Restated Credit Agreement dated July 12, 2012 (the “Second Amendment”).  The Original Agreement, the First Amendment and the Second Amendment shall hereinafter be collectively referred to as the “Credit Agreement.”

B.            Borrower has requested that Lender amend the Credit Agreement to: (i) increase the amount of the Revolving Loan by $2,000,000.00 (the “Increased Revolver Amount”) from $5,000,000.00 to $7,000,000.00 until December 31, 2013, at which time the Revolving Note shall be reduced to $5,000,000.00;  (ii) add a 50 basis point increase in the interest rate on the Increased Revolver Amount; (iii) change the Consolidated EBITDA definition to include proceeds from a subscription rights offering to be conducted by the Borrower prior to December 31, 2013; (iv) amend the Minimum Consolidated EBITDA financial covenant for September 30, 2013, to $0; and (v) amend the unused commitment fee to be not applicable to the Increased Amount.

C.            Lender is willing to grant forgoing request upon the terms and conditions set forth herein below.

NOW, THEREFORE, taking the forgoing Recitals into account, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Definitions; References; Interpretation.

(a)                                 Unless otherwise specifically defined herein, each term used herein (including the Recitals hereof) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

(b)                                 Each reference to “this Amendment”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Credit Agreement and each reference to “the Agreement” or “the Credit Agreement” and each other similar reference in the other Loan Documents, shall from and after August 27, 2013 refer to the Credit Agreement as amended hereby.

2.   Loan Fee.  Borrower shall pay to Lender a fee for this Amendment in the amount of $1,500.00.

3.   Increase to Revolving Loan.  The Revolving Loan is hereby increased by $2,000,000.00 to $7,000,000.00 until December 31, 2013.  On January 1, 2014, the Revolving Loan shall be reduced to $5,000,000.00.  On the Maturity Date Borrower shall pay the entire unpaid principal sum together with all interest accrued thereon.  On or before January 1, 2014, herein called “Partial Payment Date”, Borrower shall make a partial payment of principal in such amount as shall be sufficient to reduce the outstanding principal of the Revolving Loan to $5,000,000.00.  Further, all interest and advances (if any) shall be paid in full such that, on the Partial Payment Date, the total of all amounts (principal, interest, advances, or otherwise) owing as and for the Revolving Loan shall be no more than $5,000,000.00 on the Partial Payment Date.  Failure to make such payment on the Partial Payment Date shall be a default on the Revolving Loan.

4.   Amendments to Definitions.  The following definitions included in the Credit Agreement are hereby deleted in their entirety and replaced with the following:

“Borrower” shall mean Royal Hawaiian Orchards, L.P., a Delaware limited partnership, and Royal Hawaiian Resources, Inc., a Hawaii corporation.

“Consolidated EBITDA” shall mean, for any period, for MLO and its Subsidiaries on a consolidated basis, the sum (without duplication) of: (a) Consolidated Net Income; plus (b) the sum of (i) Federal, state, local, and foreign income taxes, (ii) interest expense (including the interest portion of any capitalized lease obligations), (iii) depletion, depreciation and amortization, (iv) extraordinary losses, and (v) net proceeds from MLO’s subscription rights offering to be conducted prior to December 31, 2013; minus (c) the sum of (I) gains on asset sales, and (II) extraordinary gains.

“Maximum Revolving Loan” shall mean Seven Million Dollars ($7,000,000.00) until December 31, 2013, and thereafter until the Maturity Date shall mean Five Million Dollars ($5,000,000.00).

“MLO” shall mean Royal Hawaiian Orchards, L.P., a Delaware limited partnership, formerly known as ML Macadamia Orchards, L.P.

“Revolving Loan Promissory Note” means Revolving Loan Promissory Note dated July 8, 2008, as amended by that First Amendment to Revolving Loan Promissory Note dated June 30, 2009, as further amended by that Second Amendment to Revolving Loan Promissory Note effective June 29, 2010, as further amended by that Third Amendment to Revolving Loan Promissory Note effective July 15, 2010, as further amended by that Fourth Amendment to Revolving Loan Promissory Note dated July 15, 2010, as further amended by that Fifth Amendment to Revolving Loan Promissory Note dated July 12, 2012, as further amended by that Sixth Amendment to Revolving Loan Promissory Note dated concurrently with this Amendment.

5.   Interest Rate on Increased Revolver Amount.  Revolving Advances for advances made from the Increased Revolver Amount shall bear interest at the Base Rate plus one-half percent per annum.

6.   Amend EBITDA Financial Covenant.  The Minimum Consolidated EBITDA financial covenant is hereby deleted in its entirety and replaced with the following:

Minimum Consolidated EBITDA.  MLO shall have Consolidated EBITDA of not less than $0 for the rolling four-quarter period ending September 30, 2013, and not less than $1,500,000 for each rolling four-quarter period thereafter, beginning with the four quarters ended December 31, 2013, followed by the four quarters ended March 30, 2014, and so on for each rolling four-quarter period thereafter.

7.   Revolving Loan Unused Commitment Fee.  Borrower agrees to continue to pay Lender three eights of one percent (37.5 basis points) per annum on the daily unused portion of the Revolving Loan, payable in arrears (the “Unused Commitment Fee”), however, the Unused Commitment Fee will not apply to any unused commitment in the Increased Revolver Amount.

8.  Conditions of Effectiveness.   The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)                                 Lender shall have received from Borrower a duly executed original of this Amendment and a duly executed original of the Sixth Amendment to Revolving Loan Promissory Note, along with all other documents required by Lender associated with the amendment contemplated herein, in form and content satisfactory to Lender.

(b)                                 Borrower shall have executed and delivered to Lender a notarized Additional Charge to And Amendment of Mortgage, Security Agreement, Financing Statement and Assignment of Rents, in form and content satisfactory to Lender and it shall have been duly recorded in the Bureau of Conveyances of the State of Hawaii (with filing of the same with the Land Court of the State of Hawaii to follow as set forth therein).

(c)                                  Borrower shall pay to Lender the Loan Fee in Section 2 above.

(d)                                 There shall be no liens, encumbrances or interests on the real property securing the Revolving Loan and the Term Loan other than those liens, encumbrances and interests listed in the attached Exhibit “A”.

(e)                                  There shall have been no material adverse change in the business, condition (financial or otherwise), operations, performance, or properties of the Borrower.

(f)                                   No event shall have occurred that may be or with the passage of time may be considered an Event of Default as defined in the Credit Agreement or any other document or documents signed by Borrower (whether as a borrower, as mortgagor, or debtor).

(g)                                  All of the representations and warranties contained in the Credit Agreement shall continue to be true and correct and remain in full force and effect as of the date of this Amendment.

9.   Continuing Validity.  Except as expressly modified herein, the terms of the original Agreement and all other related loan documents remain unchanged and in full force and effect.  Consent by the Lender to the changes described herein does not waive Lenders’ right to strict performance of the terms and conditions contained in the Credit Agreement as amended.  Nothing in this Amendment will constitute a satisfaction of the Indebtedness.  It is the Lender’s intention to retain as liable parties all makers, guarantors, endorsers of the original Indebtedness, unless Lender expressly releases such party in writing.   The Term Loan (which includes the 2010 Term Loan) (or any other instrument not expressly noted as affected hereby) is not affected by these presents.

10.  Security Remains In Effect.  All instruments of security (“Security Instruments”), remain in full force and effect and secure all obligations of Borrower, as affected by these presents, including without limitation that Mortgage, Security Agreement, Financing Statement And Assignment Of Rents dated January 8, 2009, recorded in the Bureau of Conveyances of the State of Hawaii on January 14, 2009, as Document No. 2009-004913, and filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. 3818975 and noted on Transfer Certificate of Title No. 283473, 337743, 337744, 510502, 589117, and 473851, as additionally charged and amended by that Additional Charge To And Amendment Of Mortgage, Security Agreement, Financing Statement And Assignment Of Rents effective June 30, 2009, recorded as aforesaid as Document No. 2009-103496 through 2009-103497 and filed as aforesaid as Document No. 3875709 through 3876710 and noted on the aforesaid Transfer Certificates of Title, and as additionally charged and amended by that Additional Charge to and Amendment of Mortgage, Security Agreement, Financing Statement and Assignment of Rents made effective on July 15, 2010, recorded in the Bureau of Conveyances of the State of Hawaii on August 6, 2010, as Document No. 2010-0113108, and filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. 3986961 and noted on the aforesaid Transfer Certificates of Title, and a security agreement dated May 1, 2000, an supplement thereto dated May 1, 2004, a second supplement thereto dated July 8, 2008, a third supplement thereto dated June 30, 2009, and a forth supplement thereto dated July 15, 2010, and the financing statement(s) recorded as aforesaid as Document No(s). 2000-059003 and 2010-113110.  These presents do not and shall not affect the priority of any of the Security Instruments.  These presents are made as a part of the same transaction(s) as the transaction(s) evidenced by the instruments heretofore recited in these presents.  Borrower jointly and severally re-affirm(s) all of Borrower’s obligations to Lender whether as set forth in this writing or in any other writing or otherwise (and whether as a borrower, mortgagor, debtor, or otherwise).”

11.  Miscellaneous.

(a)                                 The Borrower acknowledges and agrees that the execution and delivery by Lender of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar amendments or waivers in the future.

(b)                                 This Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

(c)                                  This Amendment shall be governed by and construed in accordance with the laws of the State of California, provided that the Lender shall retain all rights arising under federal law.

(d)                                 This Amendment may be executed in counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each of the parties hereto understands and agrees that this document may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Lender of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower with the same force and effect as the delivery of a hard copy original.  Any failure of the Lender to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Lender.

(e)                                  This Amendment contains the entire agreement of the parties hereto with reference to the matters discussed herein.

(f)                                   If any term or provision of this Amendment shall be deemed prohibited or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Loan Documents and, to the extent possible, the invalid portion shall be reformed and this Amendment and the Loan Documents, as the case may be, shall be enforced as so reformed or without the invalid portion, as appropriate, to accomplish the purposes thereof.  Except as amended by these presents, and as so amended, all documents signed by Borrower (whether as a borrower, mortgagor, debtor, or otherwise) remain in full force and effect (including, without limitation, all promissory notes and amendments thereto, mortgages and additional charges thereto and amendments thereof, security agreements and financing statements and additional charges thereto and amendments thereof, and loan agreements (whether denominated as a credit agreement or otherwise) and all additional charges thereto and amendments thereof) and Lender has, reserves, and shall have all rights thereunder.

IN WITNESS WHEREOF the parties have signed this Amendment as of the date first above written.

BORROWER:

ROYAL HAWAIIAN ORCHARDS, L.P., a Delaware limited partnership formerly known as ML MACADAMIA ORCHARDS, L.P.

By: Royal Hawaiian Resources, Inc., a Hawaii corporation formerly known as ML Resources, Inc., its managing general partner

By:	/s/ Jon Y. Miyata

Name:	Jon Y. Miyata

Title:	Vice President

ROYAL HAWAIIAN RESOURCES, INC., a Hawaii corporation formerly known as ML RESOURCES, INC.

By:	/s/ Jon Y. Miyata

Name:	Jon Y. Miyata

Title:	Vice President

LENDER:

AMERICAN AGCREDIT, PCA,
a federal production credit association

By:	/s/ Dennis P. Regli
Dennis P. Regli

Title:	Vice President